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                                                                     EXHIBIT 8.1

                         [LETTERHEAD LATHAM & WATKINS]



                                 May 29, 1996





Imperial Credit Mortgage Holdings, Inc.
20371 Irvine Avenue
Santa Ana Heights, California 92707

        Re:  Registration Statement on Form S-11
             -----------------------------------

Ladies and Gentlemen:

        We have acted as tax counsel to Imperial Credit Mortgage Holdings, Inc., a Maryland corporation (the "Company"), in connection with the sale by the company of up to 2,875,000 shares of common stock ("Common Stock"), par value $.01 per share of the Company, pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission on May 29, 1996 (such registration statement, as amended at the time it became effective, the "Registration Statement"). You have requested our opinion concerning certain of the federal income tax consequences to the Company and the purchasers of Common Stock in connection with the sale described above.

        This opinion is based on various facts and assumptions. In addition, this opinion is based upon the factual representations of the Company concerning its business and assets as set forth in the Registration Statement.

        As tax counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion.
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Imperial Credit Mortgage Holdings, Inc.
May 29, 1996
Page 2

        We are opening herein as to the the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

        Based on such facts, assumptions and representations, it is our opinion that the statements in the Registration Statement set forth under the caption "Federal Income Tax Considerations" to the extent such information constitutes matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and are accurate in all material respects.

        No opinion is expressed as to any matter not discussed herein.

        This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those described above may affect the conclusions stated herein.

        This opinion is rendered only to you and is solely for your use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions "Federal Income Tax Considerations" and "Legal Matters" in the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                            Very truly yours,



                                            LATHAM & WATKINS